UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2011

SKYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27549	88-0362112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7756 E. Greenway Rd., Scottsdale, AZ  85260
(Address of principal executive offices) (Zip Code)

(480) 993-2300
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2011,Thaddeus (Ted) Marek resigned from his position as a director and Interim President, CEO, Interim Chief Financial Officer, Secretary and Treasurer of the company. Mr. Marek did not resign as a result of  any disagreement with the company on any matter relating to its operations, policies or practices. The company accepted Mr. Marek’s resignation, notwithstanding the prior notice provisions contained in the Personal Services Agreement dated May 15, 2008, between the Company and Mr. Marek.

Effective April 11, 2011, Wesley G. Sprunk resigned from his position as a director of the registrant. Mr. Sprunk did not resign as a result of  any disagreement with the registrant on any matter relating to its operations, policies or practices.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE INTERNATIONAL, INC.

Date: April 14, 2011	By:	/s/ Perry Logan
Perry Logan
Chairman of the Board